UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2011 (July 26, 2011)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 20 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 7171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 26, 2011, the registrant’s wholly owned subsidiary, Pluristem Ltd. (“Pluristem”), entered into an amendment (the “Amendment”) to a lease agreement by and between Pluristem and MTM – Scientific Industries Center Haifa Ltd. (“MTM”), dated January 22, 2003, for the leasing and construction of 2,600 square meters of a new facility (the “Facility”) in addition to Pluristem’s current facilities in Haifa Israel.

According to the Amendment, the lease of the Facility commences as of January 15, 2012 and concludes on March 31, 2017 (the “Lease Term”). Pluristem has the option to extend the Lease Term for an additional period of 60 months divided as follows: (i) an option to extend the Lease Term for a period of 30 months commencing as of the last day of the Lease Term (the “First Option Term”), and (ii) an option to extend the Lease Term for a period of 30 months commencing as of the last day of the First Option Term.

Pluristem will pay MTM a monthly rent of approximately $41,200 (the “Rent”). Pluristem will also provide MTM with a bank guarantee of approximately $287,407. The Rent will increase by 3% during each of the two option periods for extending the Lease Term.  The Rent is in addition to the rent paid by Pluristem for its current facilities, the lease of which ends on September 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: July 28, 2011	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: Chief Financial Officer